Exhibit 99.1

Company Contact:

Investor Relations Contact:

Robert Lewis, CFO

Kirsten Chapman

iMergent, Inc.

Lippert/Heilshorn & Associates

801.431.4695

415.433.3777

investor_relations@imergentinc.com

kchapman@lhai.com

- iMergent Reaches Settlement with the State of Wisconsin  -

-  Business in Wisconsin not affected -

OREM, Utah, May 22, 2008 - iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce software for small businesses and entrepreneurs, announced the Office of the Attorney General of the State of Wisconsin and iMergent consented to a Stipulation and Order of Judgment  which was entered on May 16. The Settlement resolves outstanding matters with the State and does not affect continued operations in Wisconsin.

Under the terms of the agreement, the company expressly denied any wrongdoing or that it had made any misrepresentations and agreed to make certain disclosures regarding the software sold by the Company and the services provided by the Company.  There were no refunds required; however, iMergent agreed to pay costs of $ $50,000 to the State of Wisconsin.

Jeff Korn, iMergent general counsel, said, “We continue to aggressively work with regulators to address outstanding issues.  All of the complaints reviewed in this actions are legacy issues prior to our adopting the StoresOnline Express business model and the substantive improvements to our customer service.  The disclosures required by the settlement have already been incorporated in our presentations and solicitations. We were pleased to resolve this non-public review into our business practices. We would like to thank the office of the Attorney General for working with us.  Our ongoing discussions have assisted us in making improvements to our presentation and services. We continue to stand ready to satisfy any legitimate customer or regulatory concern, and strive to deliver transparency to regulators, shareholders and, most importantly, our customers.”

Don Danks, CEO, stated, “From inception, we have applied continuous improvements to our sales and customer service practices. As such, we attempt to address all complaints and implement improvements expeditiously.  We continue to receive awards for customer support including the Excellence in Service Operations certification by the Service & Support Professionals Association (SSPA) announced in January, which is an indication of our excellent practices, support and service.”

Before the stock market opened today, the company filed an SEC Form 8-K

Safe Harbor

Statements made in this press release regarding iMergent (1),continuing business in WIsconsin (2) that the settlement resolves outstanding matter  with the State, (3) settlement does not affect continued operations in Wisconsin, (4) continuing to work with regulators to address outstanding issues, (5) complaints reviewed in this actions being  legacy issues prior to  adopting the StoresOnline Express business model and the substantive improvements to customer service,(6) disclosures required by the settlement have already been incorporated in  presentations and solicitations, (7) continuing  to stand ready to satisfy any legitimate customer or regulatory concern, and strive to deliver transparency to regulators, shareholders and, customers, (8) applying  continuous improvements to  sales and customer service practices, (9) addressing all complaints and implement improvements expeditiously are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors that affect iMergent's operations, please refer to the company's Form 10-K for the year ended June 30, 2007, and Forms 10-Q for the periods ended September 30, 2007, December 31, 2007, and March 31, 2008.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet.  Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers.  In addition to software, iMergent offers site development, web hosting and marketing products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs.  These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.